Exhibit 99.1

Investor Relations Contact

Michelle Ahlmann, 650.603.5464

Public Relations Contact

Dave Peterson, 650.603.5231

MERCURY INTERACTIVE CORPORATION TO DELAY FILING OF FORM 10-Q

MOUNTAIN VIEW, CALIF., — AUGUST 8, 2005 — Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), today announced that it will not be in a position to timely file its Form 10-Q for its second quarter ended June 30, 2005, which is due on August 9, 2005.

As previously disclosed, Mercury’s Board of Directors has established a Special Committee consisting of disinterested members of the Audit Committee to conduct an internal investigation relating to past stock option grants. Also as previously disclosed, the Special Committee has reached a preliminary conclusion that the actual date of determination for certain past stock option grants differed from the stated grant date for such awards, which would result in additional charges to Mercury for stock-based compensation expenses. The Special Committee is continuing its investigation, and has not yet determined the exact magnitude of the additional expenses to be incurred or the specific periods affected. Based on the Special Committee’s preliminary determination, Mercury believes, but has not yet concluded that (i) such changes are highly likely to be material and (ii) it is highly likely that Mercury will need to restate its historic GAAP financial statements. Accordingly, Mercury is not in a position to file its Form 10-Q for the second quarter until (1) the Special Committee has reported results of its investigation to the Board of Directors, (2) Mercury has reached a final conclusion as to the need to restate its financial statements, and (3) all necessary restatements relating to periods covered by the Company’s presently effective Form 10-K report have been made. Mercury is unable to determine at this time when the Special Committee will report on its investigation to the Board of Directors.

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As previously disclosed, Mercury does not believe that any restatement will have an impact on its historical revenues, cash position or non-stock option related operating expenses. Mercury intends to complete any required restatements and to file its Form 10-Q for the second quarter as soon as practicable following the Special Committee’s report to its Board of Directors.

ABOUT MERCURY

Mercury Interactive Corporation (NASDAQ: MERQ), the global leader in business technology optimization (BTO), is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the fastest growing enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery, and Application Management. Customers worldwide rely on Mercury offerings to govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

FORWARD LOOKING STATEMENTS

The press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance, as well as Mercury’s future business prospects and product and service offerings. Mercury’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: 1) the timing and results of the Special Committee investigation, 2) the impact related to the expensing of stock options and stock purchases under Mercury’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123 including, without limitation, the impact of the likely restatement referred

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to above, 3) the additional risks and important factors described in Mercury’s SEC reports, including the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2004, and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which are available at the SEC’s website at www.sec.gov. All of the information in this press release is made as of August 8, 2005, and Mercury undertakes no duty to update this information.

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com